As filed with the United States Securities and Exchange Commission on May 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Proficient Auto Logistics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	93-1869180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12276 San Jose Blvd.

Jacksonville, FL 32210

(Address of principal executive offices)

Proficient Auto Logistics, Inc. 2024 Long-Term Incentive Plan

(Full title of the plan)

Brad Wright

Proficient Auto Logistics, Inc.

12276 San Jose Blvd.

Jacksonville, FL 32210

+1 (904) 506-7918

(Name, address and telephone number of agent for service)

With a copy to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

(312) 701-7100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Proficient Auto Logistics, Inc. 2024 Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are omitted from this Registration Statement in accordance with Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Proficient Auto Logistics, Inc., a Delaware corporation (the “Registrant”), will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests should be directed to the Secretary of the Registrant at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-278629) filed with the Commission on May 6, 2024, which contains audited financial statements for the Registrant’s latest fiscal year;

(b)	the Registrant’s prospectus filed with the Commission on May 10, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-278629); and

(b)	the description of the Registrant’s Common Stock contained in the prospectus included in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 29, 2024 (File No. 001-42035), together with any amendment or report thereto filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrants with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicate that all securities offered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that none of its directors shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation contains provisions that limit the liability of its current and former directors and officers for monetary damages for breach of fiduciary duties as a director or an officer to the fullest extent permitted by DGCL, except for liability (i) for any breach of the director’s or officer’s royalty to the Registrant or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each current or former director of the Registrant who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or other (including an action, suit or proceeding by or in the right of the Registrant), by reason of the fact that he or she is or was a director or officer, employee or agent of the Registrant or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Delaware General Corporation Law. Similarly, the Registrant’s bylaws requires the Registrant to indemnify its legal representative, directors and officers to the fullest extent permitted by law and allows the Registrant to indemnify other employee and agents under certain circumstances.

Pursuant to the Registrant’s certificate of incorporation and bylaws, on satisfaction of certain conditions, the Registrant will advance expenses actually and reasonably incurred by a director or officer of the Registrant in defending an action or a proceeding in advance of the final disposition under certain circumstances.

The indemnification provisions contained in the Registrant’s certificate of incorporation and bylaws are not exclusive. The Registrant has entered into, and expect to continue to enter into, indemnification agreements with each of its directors and executive officers (and other employees as determined by the board of directors of the Registrant). Each indemnification agreement provides that the Registrant will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that the Registrant does not assume the defense of a claim against a director or executive officer, the Registrant is required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant.

In addition, the Registrant’s bylaws permit the registrant to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify such persons under the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Item 8. Exhibits.

Exhibit No.	Description

4.1	Third Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, Amendment No. 2., No. 333-278629)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, Amendment No. 2., No. 333-278629)
4.3	Proficient Auto Logistics, Inc. 2024 Long-Term Incentive Plan, and forms of award agreements (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, Amendment No. 2., No. 333-278629)
5.1	Opinion of Mayer Brown LLP
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP, independent registered public accountants to Proficient Auto Logistics, Inc.
23.3	Consent of Grant Thornton LLP, independent registered public accountants to Proficient Auto Transport, Inc.
23.4	Consent of BKC, CPAs, PC, an independent public accounting firm for Delta Automotive Services, Inc.
23.5	Consent of BKC, CPAs, PC, an independent public accounting firm for Tribeca Automotive Inc.
23.6	Consent of Ramirez Jimenez International CPAs, an independent public accounting firm for Deluxe Auto Carriers, Inc.
23.7	Consent of Campbell Taylor Washburn, an independent public accounting firm for Sierra Mountain Group, Inc.
24.1	Power of Attorney (included on the signature page of this Form S-8)
107	Filing Fee Table

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, state of Florida, on the 10th day of May, 2024.

Proficient Auto Logistics, Inc.

By:	/s/ Brad Wright
Brad Wright Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Rick O’Dell and Brad Wright, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 10, 2024.

Name:	Title:

/s/ Ross Berner	President (Principal Executive Officer); Director
Ross Berner

/s/ Mark McKinney	Director
Mark McKinney

/s/ Brad Wright Brad Wright	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Charles A. Alutto	Director
Charles A. Alutto

/s/ Douglas L. Col	Director
Douglas L. Col

/s/ James B. Gattoni	Director
James B. Gattoni

/s/ John F. Schraudenbach	Director
John F. Schraudenbach